Exhibit 107

Calculation of Filing Fee Tables

Form F-10

(Form Type)

SKEENA RESOURCES LIMITED

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

In U.S. Dollars

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common shares, without par value	—	—	—	—	—	—
Debt	Debt securities	—	—	—	—	—	—
Other	Warrants	—	—	—	—	—	—
Other	Subscription receipts	—	—	—	—	—	—
Other	Rights	—	—	—	—	—	—
Other	Options	—	—	—	—	—	—
Other	Units	—	—	—	—	—	—
Unallocated (Universal) Shelf	—	457(o)	(1)	(1)	$364,350,000(2)	$0.0001531	$55,781.99
Total Offering Amounts					$364,350,000		$55,781.99
Total Fees Previously Paid							—
Total Fee Offsets							$9,720.39
Net Fee Due(3)							$46,061.60

(1)	There are being registered under this Registration Statement such indeterminate number of common shares, debt securities, warrants, subscription receipts, rights, options and units of Skeena Resources Limited (the “Registrant”), and a combination of such securities, separately or as units, as may be sold by the Registrant from time to time, which collectively, shall have an aggregate initial offering price not to exceed US$364,350,000 (converted from C$525,000,000 at an exchange rate of C$1.00=US$0.6940, which was the daily exchange rate as reported by the Bank of Canada on March 13, 2025, a date within 5 business days of filing this Registration Statement). Pursuant to Rule 416 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of common shares, debt securities, warrants, subscription receipts, rights, options and units as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)	The Registrant previously paid US$10,712.42 in registration fees with respect to the Registration Statement on Form F-10 (File No. 333-267434) filed on September 15, 2022 (the “2022 Registration Statement”), pertaining to the registration of US$115,560,000 of securities of the Registrant, of which US$8,355.69 remained unutilized and was used to offset the total filing fee required of US$16,510.16 (the Registrant transferred funds of US$8,154.47 and used available offsets for the remainder of the fee) with respect to the Registration Statement on Form F-10 (File No. 333-269481) filed on January 31, 2023 (the “2023 Registration Statement”), pertaining to the registration of US$149,820,000 of securities of the Registrant, of which US$9,720.39 remains unutilized and therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this registration statement is US$55,781.99, taking into consideration the available offset of US$9,720.39 from the 2023 Registration Statement, the Registrant has accordingly transmitted US$46,061.60 otherwise due for this Registration Statement.

Table 2: Fee Offset Claims and Sources

In US Dollars

	Registrant or Filer Name	Form or Filing Type		File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Skeena Resources Limited	F-10		333-269481	January 31, 2023		$9,720.39	(2)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$88,206,871.94
Fee Offset Sources	Skeena Resources Limited	F-10	(1)	333-269481		January 31, 2023							$8,154.47	(3)(4)(5)
Fee Offset Sources	Skeena Resources Limited	F-10	(1)	333-267434		September 15, 2022							$1,565.92	(3)(5)

(1)	The Registrant has terminated or completed any offerings that included the unsold securities under the 2023 Registration Statement and the 2022 Registration Statement.

(2)	As the total filing fee required for this registration statement is US$55,781.99, taking into consideration the available offset of US$9,720.39 from the 2023 Registration Statement, the Registrant has accordingly transmitted US$46,061.60 otherwise due for this Registration Statement.

(3)	The Registrant previously paid US$10,712.42 in registration fees with respect to the 2022 Registration Statement, of which US$8,355.69 remained unutilized and was used to offset the total filing fee required for the 2023 Registration Statement.

(4)	The Registrant previously paid US$16,510.16 in registration fees (the Registrant transferred funds of US$8,154.47 and used available offsets for the remainder of the fee) with respect to the 2023 Registration Statement, of which US$9,720.39 remains unutilized and therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act. This amount is based upon US$88,206,871.94 of unsold securities, calculated based upon the daily exchange rate reported by the Bank of Canada on February 26, 2025, the sale date of all sold securities, which was C$1.00=US$0.6974.

(5)	The fee payment made with the 2022 Registration Statement was US$10,712.42 and the contemporaneous fee payment made with the 2023 Registration Statement was US$8,154.47.